EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the company’s previously filed Registration Statement File No. 333-40462 and Registration Statement File No. 333-73514.

/s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 26, 2002